EXHIBIT 12.1
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                                              WEINGARTEN REALTY INVESTORS
                              COMPUTATION OF RATIOS OF EARNINGS AND FUNDS FROM OPERATIONS
                                   TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
                                                 (AMOUNTS IN THOUSANDS)



                                                              Three Months Ended        Nine Months Ended
                                                                 September 30,            September 30,
                                                             --------------------    ----------------------
                                                                2003       2002         2003        2002
                                                             ---------  ---------    ----------  ----------
Net income available to common shareholders. . . . . . . . . $ 28,381   $ 34,486     $  74,410   $  85,359

Add:
Portion of rents representative of the interest factor . . .      233        234           696         695
Interest on indebtedness . . . . . . . . . . . . . . . . . .   22,220     17,062        62,695      48,590
Preferred dividends. . . . . . . . . . . . . . . . . . . . .    4,804      4,939        14,646      14,817
Amortization of debt cost. . . . . . . . . . . . . . . . . .      335        323           997         971
                                                             ---------  ---------    ----------  ----------
    Net income as adjusted . . . . . . . . . . . . . . . . . $ 55,973   $ 57,044     $ 153,444   $ 150,432
                                                             =========  =========    ==========  ==========

Fixed charges:
Interest on indebtedness . . . . . . . . . . . . . . . . . . $ 22,220   $ 17,062     $  62,695   $  48,590
Capitalized interest . . . . . . . . . . . . . . . . . . . .    1,499      2,215         4,803       6,946
Preferred dividends. . . . . . . . . . . . . . . . . . . . .    4,804      4,939        14,646      14,817
Amortization of debt cost. . . . . . . . . . . . . . . . . .      335        323           997         971
Portion of rents representative of the interest factor . . .      233        234           696         695
                                                             ---------  ---------    ----------  ----------
    Fixed charges. . . . . . . . . . . . . . . . . . . . . . $ 29,091   $ 24,773     $  83,837   $  72,019
                                                             =========  =========    ==========  ==========

RATIO OF EARNINGS TO COMBINED FIXED
CHARGES AND PREFERRED DIVIDENDS. . . . . . . . . . . . . . .     1.92       2.30          1.83        2.09
                                                             =========  =========    ==========  ==========


Net income available to common shareholders. . . . . . . . . $ 28,381   $ 34,486     $  74,410   $  85,359
Depreciation and amortization. . . . . . . . . . . . . . . .   21,800     19,167        62,875      56,415
Gain on sale of properties . . . . . . . . . . . . . . . . .   (3,981)   (10,818)       (4,746)    (15,158)
                                                             ---------  ---------    ----------  ----------
    Funds from operations. . . . . . . . . . . . . . . . . .   46,200     42,835       132,539     126,616
Add:
Portion of rents representative of the interest factor . . .      233        234           696         695
Preferred dividends. . . . . . . . . . . . . . . . . . . . .    4,804      4,939        14,646      14,817
Interest on indebtedness . . . . . . . . . . . . . . . . . .   22,220     17,062        62,695      48,590
Amortization of debt cost. . . . . . . . . . . . . . . . . .      335        323           997         971
                                                             ---------  ---------    ----------  ----------
    Funds from operations as adjusted. . . . . . . . . . . . $ 73,792   $ 65,393     $ 211,573   $ 191,689
                                                             =========  =========    ==========  ==========

RATIO OF FUNDS FROM OPERATIONS TO COMBINED
FIXED CHARGES AND PREFERRED DIVIDENDS. . . . . . . . . . . .     2.54       2.64          2.52        2.66
                                                             =========  =========    ==========  ==========

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